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                                                                    EXHIBIT 23.3

CONSENT OF CORBIN & WERTZ

                           [Corbin & Wertz Letterhead]

To the Board of Directors
MediaX Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2000 relating to the financial statements of MediaX Corporation, included in MediaX Corporation's Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Legal Opinion and Experts" in this Registration Statement.

                                        /s/ Corbin & Wertz
                                        ---------------------------------------
                                        Corbin & Wertz

Irvine, California
February 20, 2001